PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES


                                   Exhibit 21


LIST OF SUBSIDIARIES AND INVESTMENTS
- ----------------------------------------------------------------------------

Registrant:

Phelps Dodge Corporation (New York).  The Registrant has no parent.

                                                                    Registrant's
                                                                      percent of
                                                                    voting power
                                                                    ------------
CONSOLIDATED SUBSIDIARIES:

Accuride Canada Inc. (Ontario)                                             100.0
Accuride Corporation (Delaware)                                            100.0
Aislamientos Plasticos, C.A. (Venezuela)                                    80.1
Alambres y Cables de Panama, S.A. (Panama)                                  78.1
Alambres y Cables Venezolanos, C.A. (Venezuela)                             80.1
Burro Chief Copper Company (Delaware)                                      100.0
Cables Electricos Ecuatorianos, C.A. (Ecuador)                              67.1
Cahosa, S.A. (Panama)                                                       78.1
Cobre Cerrillos Sociedad Anonima (Chile)                                    90.0
Cocesa Ingenieria y Construccion, S.A. (Chile)                              63.0
Columbian Carbon Deutschland GmbH (Germany)                                100.0
Columbian Carbon Europa S.r.l. (Italy)                                     100.0
Columbian Carbon Philippines, Inc. (Philippines)                            88.2
Columbian Chemicals Canada Ltd. (Ontario)                                  100.0
Columbian Chemicals Company (Delaware)                                     100.0
Columbian Chemicals Europa GmbH (Germany)                                  100.0
Columbian International Chemicals Corporation (Delaware)                   100.0
Columbian International Trading Company (Delaware)                         100.0
Columbian Technology Company (Delaware)                                    100.0
Columbian Tiszai Carbon Ltd. (Hungary)                                      60.0
Columbian (U.K.) Limited (United Kingdom)                                  100.0
Compania Contractual Minera Candelaria (Chile)                              80.0
Compania Contractual Minera Ojos del Salado (Chile)                        100.0
"CONAL" Conductores y Aluminio C.A. (Venezuela)                             80.1
CONDUCEN, S.A. (Costa Rica)                                                 75.4
Conductores Electricos de Centro America, Sociedad Anonima
 (El Salvador)                                                              57.6
Dodge & James Insurance Company, Ltd. (Bermuda)                            100.0
Electroconductores de Honduras, S.A. de C.V. (Honduras)                     60.5
Elektrodraht Mureck, Phelps Dodge Eldra GmbH (Austria)                      51.0
Hudson Wire Company dba Hudson International Conductors
 (New York)                                                                100.0
Industria de Conductores Electricos, C.A. (Venezuela)                       80.1
PD Candelaria, Inc. (Delaware)                                             100.0
PD Ojos del Salado, Inc. (Delaware)                                        100.0
Phelps Dodge Chino, Inc. (Delaware)                                        100.0
Phelps Dodge Industries GmbH (Austria)                                     100.0
Phelps Dodge Industries, Inc. (Delaware)                                   100.0
Phelps Dodge International Corporation (Delaware)                          100.0
Phelps Dodge Mining (Pty) Limited (South Africa)                           100.0
Phelps Dodge Mining Services, Inc. (Delaware)                              100.0
Phelps Dodge Morenci, Inc. (Delaware)                                      100.0
Phelps Dodge Overseas Capital Corporation (Delaware)                       100.0
Phelps Dodge Refining Corporation (New York)                               100.0
Phelps Dodge Thailand Limited (Thailand)                                    50.2
Sevalco Limited (United Kingdom)                                           100.0
Seven-Up Pete Joint Venture (an Arizona partnership)                        72.3


INVESTMENTS CARRIED ON AN EQUITY BASIS:

AOT Inc. (Delaware)                                                         50.0
Black Mountain Mineral Development Company (Proprietary)
 Limited (South Africa) (Parent - the Gold Fields of South
 Africa group controls 55.4% of the voting stock)                           44.6
Columbian Carbon Japan Ltd. (Japan)                                         50.0
Keystone Electric Wire and Cable Company Limited (Hong Kong)                20.0
PDTL Trading Company Limited (Thailand)                                     40.0
Phelps Dodge Philippines, Inc. (Philippines)                                40.0
SPD Magnet Wire Company (Delaware)                                          50.0

Summarized financial information is provided for these and other companies (see
Note 3 to the Consolidated Financial Statements of the Corporation contained in this Form 10-K) pursuant to Article 3 - General Instructions as to Financial Statements.

Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.